Exhibit 99.1

Investors and Shareholders:

Geoff Ribar

SiRF Technology Holdings, Inc.

(408) 392-8342

gribar@sirf.com

FOR IMMEDIATE RELEASE

SiRF Technology Holdings Inc. Announces Financial Results for Third Quarter 2006

SiRF Reports Record Revenues for Third Quarter 2006

SAN JOSE, Calif.— October 19, 2006/PRNewswire/ — SiRF Technology Holdings, Inc. (NASDAQ: SIRF), a leading provider of GPS-enabled silicon and premium software location platforms, today reported unaudited financial results for its third quarter ended September 30, 2006.

Net revenue in the third quarter of fiscal 2006 was $63.7 million, an increase of 32 percent from $48.3 million reported in the third quarter of 2005. Net revenue in the first nine months of fiscal 2006 was $173.5 million, an increase of 57 percent from $110.8 million in the first nine months of fiscal 2005. Gross margin was 55.6 percent in both the third quarter ended September 30, 2006 and 2005. Gross margin in the first nine months of fiscal 2006 was 55.7 percent, as compared to 55.8 percent in the first nine months of fiscal 2005.

Net income for the third quarter of fiscal 2006 was $2.6 million or $0.05 per diluted share based on 55.7 million weighted average shares outstanding. This compares with net income of $14.3 million or $0.26 per diluted share based on 54.5 million weighted average shares outstanding in the third quarter of fiscal 2005. The decrease in net income for the third quarter of fiscal 2006 as compared to the third quarter of fiscal 2005 is primarily attributable to increased employee stock compensation expense associated with SiRF’s acquisitions, the adoption of Statement of Financial Accounting Standard 123R, Share-Based Payment (SFAS No. 123R) on January 1, 2006 and increased expenses related to acquisition-related contingent payments. In addition, in the third quarter of 2005, SiRF recorded one-time benefits associated with research and development tax credits and a reversal of a litigation settlement obligation with no similar benefits recorded during the third quarter of fiscal 2006.

Net loss for the first nine months of fiscal 2006 was $6.7 million or $0.13 loss per diluted share based on 50.9 million weighted average shares outstanding. This compares with net income of $19.8 million or $0.38 per diluted share based on 52.8 million weighted average shares outstanding in the first nine months of fiscal 2005. The decrease in net income for the first nine months of fiscal 2006 as compared to the first nine months of fiscal 2005 is attributable to same reasons for the decrease for the third quarter of fiscal 2006 as compared to the third quarter of fiscal 2005, as well as significant one-time charge for acquired in-process research and development during 2006.

SiRF reports net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income, where applicable, excludes the effect of amortization of acquisition-related intangibles, employee stock compensation expense, acquired in-process research and development and expenses related to acquisition-related contingent payments. Non-GAAP net income for the third quarter of fiscal 2006 was $12.2 million or $0.22 per diluted share, as compared to non-GAAP net income of 13.5 million or $0.25 per diluted share for the third quarter of fiscal 2005. Non-GAAP net income for the third quarter of fiscal 2006 excludes $1.4 million in amortization of acquisition-related intangibles, $7.3 million in employee stock compensation expense, and $1.0 million of expenses related to acquisition-related contingent payments. Non-GAAP net income for the third quarter of fiscal 2005 excludes $1.6 million in amortization of acquisition-related intangibles, $2.1 million in employee stock compensation expense, a tax benefit from research and development tax credits of $3.2 million and a reversal of a litigation settlement obligation of $1.2 million. Weighted average shares outstanding used in computing diluted non-GAAP net income per share for the third quarter of fiscal 2006 were 55.7 million, compared to 54.5 million for the third quarter of fiscal 2005.

Non-GAAP net income for the first nine months of fiscal 2006 was $32.0 million or $0.63 per diluted share, as compared to non-GAAP net income of $24.3 million or $0.46 per diluted share for the first nine months of fiscal 2005. Non-GAAP net income for the first nine months of fiscal 2006 excludes $4.1 million in amortization of acquisition-related intangibles, $18.9 million in employee stock compensation expense, a one-time charge of $13.3 million for acquired in-process research and development and $2.4 million of expenses related to acquisition-related contingent payments. Non-GAAP net income for the first nine months of fiscal 2005 excludes $4.0 million in amortization of acquisition-related intangibles, $4.1 million in employee stock compensation expense, a one-time charge of $0.8 million for acquired in-process research and development, a tax benefit from research and development tax credits of $3.2 million and a reversal of a litigation settlement obligation of $1.2 million. Weighted average shares outstanding used in computing diluted non-GAAP net income per share for the first nine months of fiscal 2006 were 50.9 million, compared with 52.8 million for the first nine months of fiscal 2005.

Total cash, cash equivalents and short-term investments were $127.8 million at September 30, 2006, compared with $117.9 million at December 31, 2005. Long-term investments were $36.3 million at September 30, 2006, compared with $20.8 million at December 31, 2005.

“I am very pleased with our performance in Q3. We have once again reported record revenues, and record shipment volumes and strong operating profit. Order backlog for Q4 is strong and some customers are requesting early delivery of orders,” said Dr. Michael Canning, President and CEO.

Q3’2006 Highlights and Business Outlook:

The overall market for GPS enabled devices showed healthy growth across all our market segments with the portable navigation devices again being the biggest contributor to our revenue mix. SiRF strengthened its market leadership in this market with Magellan, a leader in the consumer GPS market, adopting the SiRFstarIII platform for a range of portable navigation devices. Many SiRFstarIII based navigation devices were launched this quarter including:

•	Delphi targets value-oriented consumers with new NAV200 portable navigation system with entertainment features;

•	A family of products from Garmin, including nüvi 660 all-in-one Personal Travel Assistant™, Garmin zumo designed for motorcyclists and Garmin Mobile family that turns Bluetooth enabled devices such as laptops, smartphones, Pocket PCs, and PDAs into GPS navigators;

•	HP’s iPAQ rx5900 Travel Companion, a new class of mobile handhelds that lets customers navigate, stay connected and be entertained when on the move;

•	Magellan RoadMate 2000 series, including devices designed to provide navigation for both driving and outdoor adventures;

•	Mio DigiWalker H610, a stylish, handheld digital media player and personal navigation device about the size of a business card;

•	A range of portable navigation products from Navman, including devices with a built-in digital camera, that enable you to navigate to pictures; and

•	TomTom ONE (Europe) and TomTom ONE (Regional), two slimmer design successors to TomTom’s popular entry level all-in-one navigation product.

The mobile phone market is showing good progress with many handset customers designing SiRFstarIII architecture based platforms and some of them entering inter-operability tests with major operators this quarter and next. HTC, a leading provider of Microsoft Windows Mobile devices, recently launched HTC’s P3300, a quad-band GSM navigation smartphone with integrated SiRFstarIII. It is available under the HTC brand as well as in customized versions for operator partners, such as T-Mobile, a leading global mobile operator, who will be launching the HTC P3300 as its own customized version called MDA Compact III in several European markets. SiRF’s design pipeline includes multiple platforms at tier one handset customers, leaders in the smartphone market and at many ODMs.

Quarterly conference call details:

SiRF will host a conference call on Thursday, October 19, 2006, at approximately 4:30 PM EDT/1:30 PM PDT to discuss its third quarter fiscal 2006 results. The conference call will be webcast live via the Internet in the investor relations section of the SiRF website at http:www.sirf.com. Interested parties should access the site, downloading any necessary audio software, at least ten minutes prior to the call. An archived webcast replay of the call will be available at the web site for twelve months.

To listen to the call, please dial (800) 540-0559 (domestic) or (785) 832-2422 (international) approximately 10 minutes prior to the start time. The pass code is: SIRF. A telephonic replay will be available approximately two hours following the earnings call and will remain available for one week. The telephone playback of the conference call can be accessed by dialing (800) 938-2488.

About SiRF Technology Holdings, Inc.:

SiRF Technology Holdings, Inc. develops and markets semiconductor and premium software products that are designed to enable location-awareness utilizing GPS and other location technologies in high-volume mobile consumer devices and commercial applications. SiRF’s technology has been integrated into mobile consumer devices, such as automobile navigation systems, mobile phones, PDAs, GPS-based peripherals and handheld GPS navigation devices, and into commercial applications, such as asset tracking devices and fleet management systems. SiRF markets and sells its products in three target platforms: wireless handheld devices, such as mobile phones; automotive electronics systems, including navigation and telematics systems; and consumer and compute devices, including personal digital assistants, notebook computers, recreational GPS handhelds, mobile gaming machines, digital cameras and watches. Founded in 1995, SiRF is headquartered in San Jose, Calif., and has sales offices, design centers and research facilities around the world. The company trades on the Nasdaq Stock Market under the symbol SIRF. Additional information about SiRF and its Location Technology solutions can be found at www.sirf.com.

USE OF NON-GAAP FINANCIAL INFORMATION:

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, SiRF uses non-GAAP additional measures of operating results, net income and net income per share adjusted to exclude certain expenses it believes appropriate to enhance an overall understanding of SiRF’s past financial performance and also its prospects for the future. We present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results. Because these non-GAAP measures are not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

SiRF management uses each of the above non-GAAP financial measures internally to understand, manage and evaluate our business. SiRF believes it is useful for itself and investors to review, as applicable, both GAAP information, which includes amortization of acquisition-related intangibles, employee stock compensation expense, one-time charges for acquired in-process research and development, expenses related to acquisition-related contingent payments, a tax benefit from research and development tax credits and a reversal of a litigation settlement, and the non-GAAP measures, which exclude this information, in order to assess the performance of our continuing businesses and for planning and forecasting in future periods. Each of these non-GAAP measures is intended to provide investors with an understanding of our operational results and trends that enables them to analyze our base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. SiRF believes each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Our non-GAAP financial measures reflect adjustments based on the following items:

•	Amortization of acquisition-related intangibles: SiRF has excluded the effects of amortization of acquisition-related intangibles from our non-GAAP net income because these costs are associated with the acquisition of companies that we would not have otherwise incurred. This non-GAAP adjustment is intended to reflect acquisition-related expense incurred that is not directly associated with our continuing operations.

•	Stock compensation expense: Our operating expenses include stock compensation expense related to the adoption SFAS No. 123R, which requires us to recognize a non-cash expense related to the fair value of all our employee stock-based compensation awards. In periods prior to the adoption of SFAS No. 123R, when employee stock-based compensation awards had an exercise price equal to or above the market value of the underlying common stock on the date of grant, no stock compensation expense was recognized in our statement of operations. In periods prior to the adoption of SFAS No. 123R, we recorded stock compensation expense associated with equity awards issued in conjunction with acquisitions and pre-IPO options granted at less than deemed fair market value. We believe it is useful to highlight the effect of this stock compensation expense because; historical practices under previously applicable accounting principles were not on the same basis. However, stock-based compensation is a key incentive offered to our employees, and we believe it contributed to the revenue earned during the period and will contribute to our future revenue generation. Stock compensation expenses will recur in future periods.

•	Acquired in-process research and development: SiRF incurred a one-time charge in connection with the acquisition of TrueSpan during the first quarter of fiscal 2006 and the acquisition of Motorola’s GPS chip set product line during the first nine months of fiscal 2005 that we would not have otherwise incurred. In-process research and development consists of technology projects which, as of acquisition date, had not yet reached technological feasibility and there are no future alternative uses that exist. We believe it is useful for investors to understand the effect of this expense on our statement of operations.

•	Expenses related to acquisition-related contingent payments: SiRF has excluded the effects of acquisition-related contingent payments from our non-GAAP net income because these costs are associated with the acquisition of companies that we would not have otherwise incurred. These non-GAAP adjustments are intended to reflect additional acquisition-related payments and are not directly associated with our continuing operations. We believe these adjustments are useful to investors as this expense is not part of our continuing operations.

•	Research and development tax credit: SiRF excluded the tax benefit from research and development tax credits from our non-GAAP operating results. These tax credits resulted from a research and development tax credit study for cumulative unrecorded tax benefits for the years 1997 – 2004. This non-GAAP adjustment is intended to reflect additional benefits that are not directly associated with our current operations. We believe it is useful for investors to understand the effect of this tax benefit on our statement of operations.

•	Reversal of litigation settlement: SiRF recorded a one-time reversal of short- and long-term settlement liabilities in connection with SiRF’s payment in full of its settlement obligations under a 2000 settlement agreement regarding certain patent rights. We believe it is useful for investors to understand the effect of this reversal on our statement of operations.

FORWARD-LOOKING STATEMENTS:

Except for the historical information contained herein, the matters set forth in this press release, including but not limited to, statements regarding the mobile phone market growth, the use of SiRFstarIII architecture in mobile phones, T-Mobile’s launch of a smartphone using our technology, our design pipeline, the benefits to our management and investors of using non-GAAP measurements, the purpose of using non-GAAP measurement, the recurrence of these expenses in the future and the contribution of stock-based compensation to our revenue are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “to,” “being,” “possible,” “may,” “address,” “designed to,” “provide,” “anticipate,” “believe,” “expect,” “plan,” “will,” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and reported results should not be considered as an indication of future performance. SiRF’s actual results could differ materially from those discussed in these forward-looking statements as a result of risks and uncertainties, including, among others, the market for GPS-based location awareness capabilities, our ability to keep pace with rapid technological change, the semiconductor industry, international operations and our ability to compete, and other risks and uncertainties discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and from time to time in SiRF’s SEC reports. These forward-looking statements speak only as of the date hereof. We do not undertake any obligation to update forward-looking statements.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	September 30, 2006	December 31, 2005(1)(2)
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$88,346	$83,882
Marketable securities	39,408	34,060
Accounts receivable, net	21,390	11,918
Inventories	13,988	13,567
Current deferred tax assets	8,294	15,495
Prepaid expenses and other current assets	6,781	5,575

Total current assets	178,207	164,497
Long-term investments	36,319	20,844
Property and equipment, net	7,674	9,063
Goodwill	55,967	53,790
Identified intangible assets, net	20,890	23,865
Long-term deferred tax assets	34,312	12,347
Other long-term assets	1,027	1,409

Total assets	$334,396	$285,815

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$11,954	$9,711
Accrued payroll and related benefits	9,618	5,363
Other accrued liabilities	3,096	2,628
Deferred margin on shipments to distributors	1,016	1,196
Deferred revenue	768	25
Advance contract billings	554	470
Rebates payable	3,451	2,964
Current portion of long-term obligations	115	14

Total current liabilities	30,572	22,371
Long-term deferred tax liability	163	169
Long-term obligations	512	439

Total liabilities	31,247	22,979

Commitments and Contingencies Stockholders’ Equity:
Common stock	5	5
Additional paid-in-capital	340,625	305,544
Deferred stock-based compensation	—	(11,697)
Accumulated other comprehensive loss	(172)	(406)
Accumulated deficit	(37,309)	(30,610)

Total stockholders’ equity	303,149	262,836

Total liabilities and stockholders’ equity	$334,396	$285,815

(1)	The condensed consolidated balance sheet information was derived from SiRF Technology Holdings, Inc. audited consolidated financial statements for the year ended December 31, 2005 as presented in its December 31, 2005 Form 10-K.
(2)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED GAAP STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Revenue:
Product revenue	$61,266	$45,077	$165,815	$102,620
License royalty revenue	2,409	3,259	7,710	8,157

Net revenue	63,675	48,336	173,525	110,777
Cost of revenue:
Cost of product revenue (includes stock compensation expense of $226 and $60 for the three months ended September 30, 2006 and 2005, respectively, and $486 and $187 for the nine months ended September 30, 2006 and 2005, respectively)	28,275	21,470	76,898	48,958

Gross profit	35,400	26,866	96,627	61,819
Operating expenses:
Research and development (includes stock compensation expense of $4,652 and $1,373 for the three months ended September 30, 2006 and 2005, respectively, and $12,490 and $2,617 for the nine months ended September 30, 2006 and 2005, respectively)	20,417	11,089	56,818	25,894
Sales and marketing (includes stock compensation expense of $1,132 and $262 for the three months ended September 30, 2006 and 2005, respectively, and $2,755 and $583 for the nine months ended September 30, 2006 and 2005, respectively)	4,875	3,556	13,907	10,098
General and administrative (includes stock compensation expense of $1,286 and $372 for the three months ended September 30, 2006 and 2005, respectively, and $3,164 and $713 for the nine months ended September 30, 2006 and 2005, respectively)	5,312	3,124	13,840	8,558
Amortization of acquisition-related intangibles	1,382	1,595	4,088	4,034
In-process research and development	—	—	13,251	760

Total operating expenses	31,986	19,364	101,904	49,344

Operating income (loss)	3,414	7,502	(5,277)	12,475
Other income, net	1,780	2,175	4,446	3,928

Net income (loss) before provision for (benefit from) income taxes	5,194	9,677	(831)	16,403
Provision for (benefit from) income taxes	2,615	(4,607)	5,868	(3,405)

Net income (loss)	$2,579	$14,284	$(6,699)	$19,808

Net income (loss) applicable to common stockholders per share:
Basic	$0.05	$0.29	$(0.13)	$0.41

Diluted	$0.05	$0.26	$(0.13)	$0.38

Weighted average number of shares used in per share calculations:
Basic	51,408	48,750	50,905	47,925

Diluted	55,688	54,469	50,905	52,787

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

GAAP BASIS to NON-GAAP BASIS RECONCILIATION

(In thousands, except per share amounts)

(Presentation is not based on a comprehensive set of accounting rules or principles)

(Unaudited)

	Three months ended September 30,
	2006			2005
	GAAP	Reconciling Items	Non- GAAP	GAAP	Reconciling Items	Non- GAAP
Revenue:
Product revenue	$61,266		$61,266	$45,077		$45,077
License royalty revenue	2,409		2,409	3,259		3,259

Net revenue	63,675		63,675	48,336		48,336
Cost of revenue:
Cost of product revenue (a)	28,275	(226)	28,049	21,470	(60)	21,410

Gross profit	35,400		35,626	26,866		26,926
Operating expenses:
Research and development (b)	20,417	(5,622)	14,795	11,089	(1,373)	9,716
Sales and marketing (b)	4,875	(1,132)	3,743	3,556	(262)	3,294
General and administrative (b)	5,312	(1,286)	4,026	3,124	(372)	2,752
Amortization of acquisition-related intangibles	1,382	(1,382)	—	1,595	(1,595)	—
In-process research and development	—		—	—		—

Total operating expenses	31,986		22,564	19,364		15,762

Operating income	3,414		13,062	7,502		11,164
Other income, net	1,780		1,780	2,175	(1,208)	967

Net income before provision for (benefit from) income taxes	5,194		14,842	9,677		12,131
Provision for (benefit from) income taxes	2,615		2,615	(4,607)	3,240	(1,367)

Net income	$2,579		$12,227	$14,284		$13,498

Net income applicable to common stockholders per share:
Basic	$0.05		$0.24	$0.29		$0.28

Diluted	$0.05		$0.22	$0.26		$0.25

Weighted average number of shares used in per share calculations:
Basic	51,408		51,408	48,750		48,750

Diluted	55,688		55,688	54,469		54,469

_________ (a) Cost of product revenue includes:
Stock compensation expense	$226	(226)	$—	$60	(60)	$—

(b) Operating expenses include the following stock compensation expense:
Research and development	4,652	(4,652)	—	1,373	(1,373)	—
Sales and marketing	1,132	(1,132)	—	262	(262)	—
General and administrative	1,286	(1,286)	—	372	(372)	—

	$7,070		$—	$2,007		$—

An itemized reconciliation between net income on a GAAP basis and non-GAAP basis is as follows:

	Three months ended September 30,
	2006	2005
GAAP net income	$2,579	$14,284
Amortization of acquisition-related intangibles	1,382	1,595
Stock compensation expense	7,296	2,067
Research and development tax credit	—	(3,240)
Reversal of litigation settlement obligation	—	(1,208)
Acquisition-related contingent payments	970	—

Non-GAAP net income	$12,227	$13,498

Weighted average number of shares used in non-GAAP diluted per share calculations	55,688	54,469

Non-GAAP diluted net income per share	$0.22	$0.25

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

GAAP BASIS to NON-GAAP BASIS RECONCILIATION

(In thousands, except per share amounts)

(Presentation is not based on a comprehensive set of accounting rules or principles)

(Unaudited)

	Nine months ended September 30,
	2006			2005
	GAAP	Reconciling Items	Non- GAAP	GAAP	Reconciling Items	Non- GAAP
Revenue:
Product revenue	$165,815		$165,815	$102,620		$102,620
License royalty revenue	7,710		7,710	8,157		8,157

Net revenue	173,525		173,525	110,777		110,777
Cost of revenue:
Cost of product revenue (a)	76,898	(486)	76,412	48,958	(187)	48,771

Gross profit	96,627		97,113	61,819		62,006
Operating expenses:
Research and development (b)	56,818	(14,937)	41,881	25,894	(2,617)	23,277
Sales and marketing (b)	13,907	(2,755)	11,152	10,098	(583)	9,515
General and administrative (b)	13,840	(3,164)	10,676	8,558	(713)	7,845
Amortization of acquisition-related intangibles	4,088	(4,088)	—	4,034	(4,034)	—
In-process research and development	13,251	(13,251)	—	760	(760)	—

Total operating expenses	101,904		63,709	49,344		40,637

Operating (loss) income	(5,277)		33,404	12,475		21,369
Other income, net	4,446		4,446	3,928	(1,208)	2,720

Net (loss) income before provision for (benefit from) income taxes	(831)		37,850	16,403		24,089
Provision for (benefit from) income taxes	5,868		5,868	(3,405)	3,240	(165)

Net (loss) income	$(6,699)		$31,982	$19,808		$24,254

Net income applicable to common stockholders per share:
Basic	$(0.13)		$0.63	$0.41		$0.51

Diluted	$(0.13)		$0.63	$0.38		$0.46

Weighted average number of shares used in per share calculations:
Basic	50,905		50,905	47,925		47,925

Diluted	50,905		50,905	52,787		52,787

_________ (a) Cost of product revenue includes:
Stock compensation expense	$486	(486)	$—	$187	(187)	$—

(b) Operating expenses include the following stock compensation expense:
Research and development	12,490	(12,490)	—	2,617	(2,617)	—
Sales and marketing	2,755	(2,755)	—	583	(583)	—
General and administrative	3,164	(3,164)	—	713	(713)	—

	$18,409		$—	$3,913		$—

An itemized reconciliation between net (loss) income on a GAAP basis and non-GAAP basis is as follows:

	Nine months ended September 30,
	2006	2005
GAAP net (loss) income	$(6,699)	$19,808
Amortization of acquisition-related intangibles	4,088	4,034
Stock compensation expense	18,895	4,100
In-process research and development	13,251	760
Research and development tax credit	—	(3,240)
Reversal of litigation settlement obligation	—	(1,208)
Acquisition-related contingent payments	2,447	—

Non-GAAP net income	$31,982	$24,254

Weighted average number of shares used in non-GAAP diluted per share calculations	50,905	52,787

Non-GAAP diluted net income per share	$0.63	$0.46